Exhibit 10.1

SPONSOR LETTER AGREEMENT

This Sponsor Letter Agreement (this “Sponsor Letter Agreement”) is dated as of November 10, 2022, by and among Blockchain Coinvestors Acquisition Sponsors I LLC, a Delaware limited liability company (“Sponsor”), Blockchain Coinvestors Acquisition Corp. I, an exempted company incorporated in the Cayman Islands with limited liability, which shall domesticate as a Delaware corporation in accordance with the Business Combination Agreement (such entity, including the continuing Delaware corporation, “BCSA”), and QENTA Inc., a Delaware corporation (the “Company”). The Sponsor, BCSA and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, BCSA, the Company and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, as a condition and inducement to the willingness of BCSA and the Company to enter into the Business Combination Agreement, BCSA, the Company and the Sponsor are entering into this Sponsor Letter Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. Sponsor, in its capacity as a shareholder of BCSA and on behalf of itself, hereby irrevocably agrees, at any meeting of the shareholders of BCSA duly called and convened in accordance with the Governing Documents of BCSA, whether or not adjourned and however called, including at the BCSA Shareholders Meeting or otherwise, and in any action by written consent of the shareholders of BCSA, (i) to vote, or cause to be voted, or execute and return, or cause to be executed and returned, an action by written consent with respect to, as applicable, all of Sponsor’s BCSA Class B Shares and BCSA Class A Shares (if any) held of record or beneficially by Sponsor as of the date of this Sponsor Letter Agreement, or to which Sponsor acquires record or beneficial ownership after the date hereof and prior to the Closing (collectively, the “Subject BCSA Equity Securities”) in favor of each of the Transaction Proposals, in each case, to the extent Subject BCSA Equity Securities are entitled to vote thereon or consent thereto and (ii) when such meeting is held, appear at such meeting or otherwise cause the Subject BCSA Equity Securities to be counted as present thereat for the purpose of establishing a quorum, (iii) to the fullest extent permitted under applicable Law, waive any dissenters, appraisal or other similar rights, whether such rights are afforded by law or contract, in respect of the transactions contemplated by the Business Combination Agreement and the Ancillary Documents, including the Merger and the Domestication, and (iv) to vote against, or cause to be voted against, or withhold consent, or cause consent to be withheld, with respect to, as applicable, any BCSA Competing Acquisition.

2. Waiver of Anti-Dilution Protection. Sponsor hereby (a) waives, subject to, and conditioned upon, the occurrence of the Closing (for itself and for its successors, heirs and assigns), and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the BCSA Class B Shares held by it convert into BCSA Class A Shares, including those set out in Article 17 of the Amended and Restated Memorandum and Articles of Association of BCSA (the “BCSA Articles”), in connection with the transactions contemplated by the Business Combination Agreement or otherwise. BCSA hereby acknowledges and agrees to such waiver. Sponsor hereby acknowledges and agrees that upon the Domestication, each BCSA Class B Share will be converted into one (1) share of common stock, par value $0.00001 per share, of BCSA (“BCSA Common Stock”) and following the Domestication, no provision of the Pre-Closing BCSA Governing Documents, including Article 17 of the BCSA Articles, will be of any force or effect with respect to the shares of BCSA Common Stock.

3. Sponsor Share Adjustment. Sponsor hereby agrees that, upon and subject to the Closing, Sponsor shall irrevocably surrender to BCSA, all of the Sponsor Equity Securities other than the Retained Sponsor Equity Securities.

(a) “Sponsor Equity Securities” means all of the BCSA Class B Shares and all of the BCSA units, with each unit (each, a “BCSA Unit”) consisting of one BCSA Class A Share, and one-half of one redeemable warrant, each whole warrant (each, a “Warrant”) entitling the holder to purchase one BCSA Class A Share at an exercise price of $11.50 per BCSA Class A Share, owned by the Sponsor as of the date hereof.

(b) “Retained Sponsor Equity Securities” means (i) 10,000,000 BCSA Class B Shares and 1,322,000 BCSA Units, if the Redemption Shares are no greater than 15,000,000, (ii) 10,000,000 BCSA Class B Shares and 500,000 BCSA Units, if the Redemption Shares are between 15,000,001 and 18,750,000, (iii) 9,500,000 BCSA Class B Shares if the Redemption Shares are between 18,750,001 shares and 22,500,000, (iv) 8,500,000 BCSA Class B Shares if the Redemption Shares are between 22,500,001 and 26,250,000 or (v) 7,500,000 Class B BCSA Shares if the Redemption Shares are greater than 26,250,000.

(c) “Redemption Shares” means the aggregate number of BCSA Class A Shares redeemed in the BCSA Shareholder Redemption (without giving effect to any shares purchased by Vellar under the Forward Purchase Agreement).

4. Representations and Warranties of Sponsor. Sponsor represents and warrants, as of the date hereof to BCSA and the Company, as follows:

(a) Sponsor is a limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

(b) Sponsor has the requisite limited liability company power and authority to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Sponsor Letter Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of Sponsor. This Sponsor Letter Agreement has been duly and validly executed and delivered by Sponsor and constitutes a valid, legal and binding agreement of Sponsor (assuming that this Sponsor Letter Agreement is duly authorized, executed and delivered by the other Parties hereto), enforceable against Sponsor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of Sponsor with respect to Sponsor’s execution, delivery or performance of its covenants, agreements or obligations under this Sponsor Letter Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Sponsor Letter Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of Sponsor to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Sponsor Letter Agreement by Sponsor, the performance by Sponsor of any of its covenants, agreements or obligations under this Sponsor Letter Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Sponsor Letter Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of Sponsor’s governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which Sponsor is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which Sponsor or any of its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject BCSA Equity Securities, except, in the case of any of clauses (ii) through (iv) above, as would not adversely affect the ability of Sponsor to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e) Sponsor is the record and/or beneficial owner, as applicable, of the Subject BCSA Equity Securities and has valid, good and marketable title to the Subject BCSA Equity Securities, free and clear of all Liens (other than transfer restrictions under applicable Securities Law, under the governing documents of BCSA or under that certain Letter Agreement, dated November 9, 2021, between BCSA, Sponsor and the members of the BCSA Board). Except for the Equity Securities of BCSA set forth on Schedule I hereto, together with any other Equity Securities of BCSA that Sponsor acquires record or beneficial ownership of after the date hereof that is either permitted pursuant to or acquired in accordance with Section 5.10(g) of the Business Combination Agreement, Sponsor does not own, beneficially or of record, any Equity Securities of BCSA or have the right to acquire any Equity Securities of BCSA. Sponsor has the sole right to vote (and provide consent in respect of, as applicable) the Subject BCSA Equity Securities and, except for this Sponsor Letter Agreement, the Business Combination Agreement, the governing documents of BCSA, or any proxy given for purposes of voting in favor of the Transaction Proposals, Sponsor is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require Sponsor to Transfer any of the Subject BCSA Equity Securities or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject BCSA Equity Securities in a manner inconsistent with the requirements of this Sponsor Letter Agreement.

(f) There is no Proceeding pending or, to Sponsor’s knowledge, threatened in writing against or involving Sponsor or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of Sponsor to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Sponsor Letter Agreement in any material respect.

(g) Sponsor understands and acknowledges that each of BCSA and the Company is entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Sponsor Letter Agreement.

5. Termination. This Sponsor Letter Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Effective Time, (b) the termination of the Business Combination Agreement prior to the Closing in accordance with its terms, (c) the liquidation of BCSA and (d) the written agreement of Sponsor, BCSA and the Company. Upon such termination of this Sponsor Letter Agreement, all obligations of the parties under this Sponsor Letter Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Letter Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Letter Agreement prior to such termination. Sections 5 to 11 of this Sponsor Letter Agreement shall survive the termination of this Sponsor Letter Agreement.

6. No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein and except for claims based on or for fraud, each Party agrees that (a) this Sponsor Letter Agreement may only be enforced against, and any action for breach of this Sponsor Letter Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Sponsor Letter Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Representatives of any Party (other than the Persons named as parties hereto), and (b) none of the Representatives of any Party (other than the Persons named as parties hereto, on the terms and subject to the conditions set forth herein) shall have any Liability arising out of or relating to this Sponsor Letter Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Sponsor Letter Agreement, except, in each case, as provided herein. Notwithstanding anything to the contrary in this Sponsor Letter Agreement, in no event shall BCSA have any obligations or Liabilities related to or arising out of the covenants, agreements, obligations, representations or warrants of the Sponsor under this Sponsor Letter Agreement (including related to or arising out of any breach of any such covenant, agreement, obligation, representation or warranty by the Sponsor).

7. Fiduciary Duties. Notwithstanding anything in this Sponsor Letter Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in the Sponsor’s capacity as a record holder and/or beneficial owner of the Subject BCSA Equity Securities, and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of any BCSA Party or as an officer, employee or fiduciary of any BCSA Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such BCSA Party.

8. Amendments and Waivers; Assignment. Any provision of this Sponsor Letter Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each Party hereto. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Sponsor Letter Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Party without the other Party’s prior written consent (to be withheld or given in its sole discretion). Any attempted assignment of this Sponsor Letter Agreement not in accordance with the terms of this Section 6 shall be void.

9. No Ownership Interest. Nothing contained in this Sponsor Letter Agreement will be deemed to vest in the Company any direct or indirect ownership or incidents of ownership of or with respect to the Subject BCSA Equity Securities. All rights, ownership and economic benefits of and relating to the Subject BCSA Equity Securities shall remain vested in and belong to Sponsor, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of BCSA or exercise any power or authority to direct Sponsor in the voting of any of the Subject BCSA Equity Securities, except as otherwise expressly provided herein with respect to the Subject BCSA Equity Securities. Except as otherwise expressly provided in Section 1, Sponsor shall not be restricted from voting in favor of, against or abstaining with respect to or giving (or withholding) its written consent to any other matters presented to the shareholders of BCSA.

10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) (i) by delivery in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or receipt of a similar message that such e-mail was not deliverable or not received by such intended recipient)), or (iii) by nationally recognized overnight delivery service to the other Parties as follows:

If to any BCSA Party, to:

Blockchain Coinvestors Acquisition Corp. I

PO Box 1093, Boundary Hall

Cricket Square, Grand Cayman

KY1-1102, Cayman Islands

Attention: Lou Kerner

with a copy to:

Perkins Coie LLP

1120 N.W. Couch Street Tenth Floor

Portland, Oregon 97209

Attention: M. Christopher Hall and Gina Eiben

If to the Company, to:

Qenta Inc.

777 Post Oak Blvd. #430, Houston, TX 77056

Email: legalnotices@qenta.com (with a copy to carlos.garduno@qenta.com and salil.rajadhyaksha@qenta.com)

or to such other address as the Party to whom notice is given may have furnished following the date of this Sponsor Letter Agreement and prior to such notice to the others in writing in the manner set forth above.

11. No Third Party Beneficiaries. This Sponsor Letter Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns (which shall, for the avoidance of doubt, include any successor to BCSA, which successor shall be bound by all obligations and entitled to enforce all rights of BCSA under this Sponsor Letter Agreement) and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Sponsor Letter Agreement. Nothing in this Sponsor Letter Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

12. Construction; Miscellaneous. Sections 8.1, 8.5, 8.7, 8.10, 8.11, 8.13 and 8.15–8.17 of the Business Combination Agreement shall apply to this Sponsor Letter Agreement, mutatis mutandis.

13. Entire Agreement. This Sponsor Letter Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Sponsor Letter Agreement, and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Sponsor Letter Agreement, except as otherwise expressly provided in this Sponsor Letter Agreement.

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IN WITNESS WHEREOF, the Sponsor, BCSA and the Company have each caused this Sponsor Letter Agreement to be duly executed as of the date first written above.

SPONSOR: BLOCKCHAIN COINVESTORS ACQUISITION SPONSORS I LLC

By:	/s/ Lou Kerner
Name: Lou Kerner Title: Manager

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Sponsor, BCSA and the Company have each caused this Sponsor Letter Agreement to be duly executed as of the date first written above.

BCSA: BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

By:	/s/ Lou Kerner
Name: Lou Kerner Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Sponsor, BCSA and the Company have each caused this Sponsor Letter Agreement to be duly executed as of the date first written above.

COMPANY: QENTA INC.

By:	/s/ Brent de Jong
Name: Brent de Jong Title: Chairman

[Signature Page to Sponsor Support Agreement]